UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2019

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 21, 2019, Houghton Mifflin Harcourt Company (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). The following items were voted upon by stockholders at the Annual Meeting:

1. Each of the director nominees was elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

The votes for the election of directors are set forth below:

Nominee	For	Withhold	Broker Non-Votes
Daniel Allen	112,434,218	970,717	4,228,621
L. Gordon Crovitz	112,814,981	589,954	4,228,621
Jean S. Desravines	112,845,957	558,978	4,228,621
Lawrence K. Fish	112,109,202	1,295,733	4,228,621
Jill A. Greenthal	112,597,462	807,473	4,228,621
John F. Killian	112,701,802	703,133	4,228,621
John J. Lynch, Jr.	113,022,694	382,241	4,228,621
John R. McKernan, Jr.	112,327,503	1,077,432	4,228,621
E. Rogers Novak, Jr.	112,994,487	410,448	4,228,621
Tracey D. Weber	112,559,219	845,716	4,228,621

2. The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
111,428,570	1,841,494	134,871	4,228,621

3. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
117,126,054	364,850	142,652	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated: May 24, 2019